Exhibit 99.1

Contacts:

Investors:	Media:
Risa Fisher	Jennifer Meyer
rfisher@webmd.net	jmeyer@webmd.net
201-414-2002	212-624-3912

WEBMD COMMENTS ON PLEAS BY FORMER MEDICAL MANAGER PERSONNNEL
IN CONNECTION WITH PREVIOUSLY ANNOUNCED INVESTIGATION

Elmwood Park, NJ (January 10, 2005) – As previously announced, the United States Attorney for the District of South Carolina is conducting an investigation of WebMD Corporation (NASDAQ: HLTH) which WebMD first learned about on September 3, 2003. The United States Attorney for the District of South Carolina announced today that three former employees of Medical Manager Health Systems, Inc., currently known as WebMD Practice Services, Inc. (a subsidiary of WebMD Corporation), have each agreed to plead guilty to one count of Mail Fraud and that one such employee has also agreed to plead guilty to one count of Tax Evasion for acts committed while they were employed by Medical Manager Health Systems, Inc. and its predecessor. The three former employees are Robert W. Davids, who was a Vice President of Medical Manager Health Systems responsible for acquisitions and was terminated for cause in January, 2003; Kevin M. Kennedy, who served in various accounting roles at Medical Manager Health Systems until his resignation in March, 2002; and Glen S. Moss, a former independent Medical Manager dealer who was a paid consultant to Medical Manager until the termination of his services in 2002.

According to the Informations, Plea Agreements and Factual Summaries filed by the United States Attorney in, and available from, the District Court of the United States for the District of South Carolina—Beaufort Division, on January 7, 2005, Davids, Kennedy, Moss and other as yet unnamed co-schemers were engaged in schemes between 1997 and 2002 that included causing companies acquired by Medical Manager to pay Davids and co-schemers kickbacks which were funded through increases in the purchase price paid by Medical Manager to the acquired company and that included fraudulent accounting practices to inflate artificially the quarterly revenues and earnings of Medical Manager Health Systems, Inc., when it was an independent public company called Medical Manager Corporation from 1997 through 1999, when and after it became acquired by Synetic, Inc. in July, 1999 and when and after it became a subsidiary of WebMD Corporation in September, 2000. Medical Manager Corporation ceased being a separate public company on September 12, 2000 and filed its last quarterly report with the Securities and Exchange Commission for the quarter ended March 31, 2000.

To date, in light of the information obtained by WebMD, including that contained in the court documents filed by the United States Attorney in South Carolina, WebMD has not uncovered information that it believes would require a restatement for any of the years covered by its financial statements. In addition, WebMD believes that the amounts of the kickback payments referred to in the court documents have already been reflected in the financial statements of WebMD to the extent required.

The fraudulent accounting practices cited by the government in the January 7 District Court filings included: causing companies acquired by Medical Manager to reclassify previously recognized sales revenue as deferred income so that such deferred income could subsequently be reported as revenue by Medical Manager and its parents in later periods; fabricating deferred revenue entries which could be used to inflate earnings when Medical Manager acquired companies; causing companies acquired by Medical Manager to inflate reserve accounts so that these reserves could be reversed in later reporting periods in order to artificially inflate earnings for Medical Manager and its parents; accounting for numerous acquisitions through the pooling of interests method in order to fraudulently inflate Medical Manager’s quarterly earnings, when the individuals involved knew the transactions failed to qualify for such treatment; causing companies acquired by Medical Manager to enter into sham purchases of software from Medical Manager in connection with the acquisition which purchases were funded by increasing the purchase price paid by Medical Manager to the acquired company and using these “round trip” sales to create fraudulent revenue for Medical Manager and its parents; and causing Medical Manager to book and record sales and training revenue before the revenue process was complete in accordance with Generally Accepted Accounting Principles and thereby fraudulently inflating Medical Manager’s reported revenues and earnings. According to the Informations to which the former employees have plead guilty, the fraudulent accounting practices resulted in the reported revenues of Medical Manager being overstated materially between June 1997 and at least December 31, 2001, and reported quarterly earnings per share for Medical Manager being overstated by at least one cent per share in every quarter during that period.

The documents filed by the United States Attorney state that Davids, Kennedy and Moss engaged in their fraudulent conduct “in concert with senior management,” and “at the direction of senior Medical Manager officers.” In its statement issued today the United States Attorney for the District of South Carolina stated that “the senior management and officers referred to in the Court documents were members of senior management of the Medical Manager subsidiary during the relevant time period.” Based on the information it has obtained to date, WebMD does not believe that any member of its senior management whose duties were not primarily related to the operations of WebMD Practice Services during the relevant time periods engaged in the alleged improprieties. WebMD understands, however, that in light of the nature of the allegations involved, the U.S. Attorney’s office has been investigating all levels of WebMD management. As part of its responsibilities, the Special Committee of the Board of Directors that is overseeing this matter is evaluating whether members of senior management whose duties were primarily related to the operations of WebMD Practice Services during the relevant time periods engaged in the alleged improprieties, and will continue to evaluate as information becomes available to it whether any other member of WebMD’s senior management engaged in improprieties in connection with any matter being investigated by the United States Attorney.

WebMD Corporation has been cooperating and intends to continue to cooperate fully with the United States Attorney in the conduct of its investigation. As previously reported, the Board of Directors of WebMD Corporation formed a Special Committee consisting solely of independent directors to oversee the matter with the sole authority to direct WebMD’s investigation of and response to the allegations that have been raised. The Special Committee has retained independent legal counsel to advise it. WebMD has retained legal counsel to advise it in connection with the investigation and such counsel reports directly to the Special Committee.

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is a leading provider of administrative, financial and clinical software and related services to the nation’s medical practices. WebMD Business Services is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.

All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding the scope or results of the ongoing investigations referred to. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.